Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (the “Agreement”) is made and entered into on October 14, 2026, by and among Panther Bridge, LLC, a Texas limited liability company (the “Note Holder”), and Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company”). The Note Holder and the Company are sometimes hereinafter each referred to as a “Party,” and collectively referred to as the “Parties.”

WHEREAS, on August 20, 2025, the Company entered into and closed a transaction with the Note Holder, under which the Note Holder loaned $6,000,000 to the Company evidenced by an 18% Unsecured Promissory Note in the original principal amount of $6,000,000.00 (the “Original Promissory Note”), which note is presently due and payable and has an outstanding principal balance of $6,000,000 and an outstanding unpaid interest balance;

WHEREAS, as part of the August 20, 2025 transaction, the Company issued 3,000,000 shares of Series A Redeemable Preferred Stock, par value of $0.0001 per share (the “Preferred Stock”), to the Note Holder, which Preferred Stock presently has an accrued and unpaid balance of cash dividends;

WHEREAS, the Company desires to purchase the Original Promissory Note and the Preferred Stock from the Note Holder, and the Note Holder desires to sell the Original Promissory Note and the Preferred Stock to the Company, all on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES; EXCHANGE TRANSACTION

Section 1.1      Sale of the Original Promissory Note and the Preferred Stock. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Note Holder hereby sells, transfers, conveys and delivers to Company the Original Promissory Note and the Preferred Stock, free and clear of all encumbrances, and shall deliver to Company the original documentation representing the Original Promissory Note and the Preferred Stock, duly endorsed to the Company. The conveyance of the Original Promissory Note under this Agreement will include the conveyance of the Note Holder’s right to receive any and all unpaid principal and interest that is due and payable under the Original Promissory Note, and the conveyance of the Preferred Stock under this Agreement will include the conveyance of the Note Holder’s right to receive any and all unpaid dividends that have accrued and are payable under the Preferred Stock. Effective upon the Closing, the Original Promissory Note and the Preferred Stock shall be cancelled and terminated and neither Party shall have any further rights or obligations thereunder except rights that expressly survive by their terms.

Section 1.2      Purchase Price. As consideration for the purchase of the Original Promissory Note and the Preferred Stock, at Closing, the Company shall pay to Note Holder total aggregate consideration in the form of a Line of Credit Agreement (the “Line of Credit Agreement”) and accompanying Promissory Note (the “New Promissory Note”). The form of the Line of Credit Agreement and New Promissory Note are attached hereto as Exhibit A (collectively, the “Credit Agreements” and the “Purchase Price”), which documents provide for a revolving line of credit with a maximum aggregate outstanding principal balance of $20,000,000, including an initial principal balance of $10,000,000 deemed advanced as of Closing, all upon the terms and conditions set forth in the Credit Agreements. The Parties acknowledge that this initial principal balance reflects the negotiated exchange value of the Original Promissory Note, accrued interest, Preferred Stock, accrued dividends and related consideration.

Securities Exchange Agreement

ARTICLE II

CLOSING

Section 2.1      The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur concurrently with the execution and delivery of this Agreement by the Parties, and the date of such execution and delivery shall be the “Closing Date.” The Closing will take place at the offices of Company, or at such other place as agreed upon among the Parties hereto.

Section 2.2      Delivery of Documents at Closing. At the Closing: the Note Holder shall deliver to the Company the Original Promissory Note and the Preferred Stock of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Company against delivery by Company to the Note Holder of the Credit Agreements, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE NOTE HOLDER

The Note Holder hereby represents and warrants to Company as follows:

Section 3.1      Ownership of the Original Promissory Note and the Preferred Stock. The Note Holder owns 100% of the Original Promissory Note and the Preferred Stock beneficially and of record free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances. The Note Holder has the unrestricted right and power to transfer, convey and deliver full ownership of the Original Promissory Note and the Preferred Stock without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority. Upon the transfer of the Original Promissory Note and the Preferred Stock to Company as contemplated herein, Company will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

Section 3.2      Organization, Good Standing and Qualification of the Note Holder. The Note Holder (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Note Holder.

Section 3.3      Authorization. All action on the part of the Note Holder necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein has been taken by the Note Holder. The Note Holder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Note Holder, enforceable against the Note Holder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Securities Exchange Agreement

Section 3.4      No Breaches or Defaults. The execution, delivery, and performance of this Agreement by the Note Holder does not: (i) conflict with, violate, or constitute a breach of or a default under any other outstanding agreements of the Note Holder, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Original Promissory Note and the Preferred Stock or (iii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority (as defined below) under any provision of: (a) any applicable Legal Requirement (as defined below), or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which the Note Holder is a party or by which the Company or the Assets may be bound or affected. For purposes of this Agreement, “Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, “Legal Requirement” means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 3.5      Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of the Note Holder in connection with the execution and delivery by the Note Holder of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 3.6      Acquisition for Investment. The Note Holder understands that the issuance of the New Promissory Note (as referenced in Section 1.2 herein) and the shares of common stock issuable pursuant to the Line of Credit Agreement will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and the Note Holder represents and warrants to the Company that the present intention of the Note Holder is to receive and hold the New Promissory Note for investment only and not with a view to the distribution or resale thereof. Additionally, the Note Holder understands that any sale of any portion of the New Promissory Note issued, under current law, will require either (a) the registration of the such security(ies) under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

Section 3.7      Access to Information. The Note Holder hereby confirms and represents that it (a) has access to and has had the opportunity to review all current information about the Company filed with the Securities and Exchange Commission (the “SEC”) (which filings can be accessed by going to sec.gov/search-filings, typing “Next Bridge Hydrocarbons” in the “Search By” field, and clicking the “Submit” button) (collectively, the “SEC Reports”); (b) has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the business and financial condition, properties, operations and prospects of the Company and all such questions have been answered to the full satisfaction of the Note Holder; (c) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (d) has had an opportunity to engage an attorney of his choice; (e) has had an opportunity to negotiate the terms and conditions of this Agreement; (f) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (g) has been provided with and given an opportunity to review all current information about the Company.

Securities Exchange Agreement

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF COMPANY

The Company hereby represents and warrants to the Note Holder as follows:

Section 4.1      Organization, Good Standing and Qualification of the Company. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Company.

Section 4.2      Authorization. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein has been taken by the Company. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Section 4.3      No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Company does not: (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Company is a party.

ARTICLE V

CONDITIONS TO CLOSING OF

THE NOTE HOLDER

Each obligation of the Note Holder to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article V, except to the extent that such satisfaction is waived by the Note Holder in writing:

Section 5.1      Payment of Purchase Price. The Company shall have tendered the Purchase Price as referenced in Section 1.2 to the Note Holder concurrently with the Closing, in the form of the Credit Agreements, including the Line of Credit Agreement and the New Promissory Note, each of which the Company shall have duly executed.

Section 5.2      Subordination Agreement. The Company, the Note Holder and Gregory McCabe shall have executed and entered into a subordination agreement.

Section 5.3      Corporate Resolutions. The Company shall provide a corporate resolution of its Board of Directors which approves the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Securities Exchange Agreement

Section 5.4      Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby.

ARTICLE VI

CONDITIONS TO CLOSING OF

THE COMPANY

Each obligation of Company to be performed on the Closing Date will be subject to the satisfaction of each of the conditions stated in this Article VI, except to the extent that such satisfaction is waived by Company in writing:

Section 6.1      Delivery of Original Promissory Note and the Preferred Stock. The Note Holder shall have delivered the original documentation representing the Original Promissory Note and the Preferred Stock, duly endorsed to Company or accompanied by duly executed securities powers, in form and substance satisfactory to the Company.

Section 6.2      Execution of Line of Credit Agreement. The Note Holder shall have duly executed the Line of Credit Agreement.

Section 6.3      Subordination Agreement. The Company, the Note Holder and Gregory McCabe shall have executed and entered into a subordination agreement.

Section 6.4      Note Holder Resolutions. The Note Holder shall provide resolutions or other written authorization of its manager(s) approving the transactions contemplated hereby and authorizing the execution, delivery and performance of this Agreement and the documents contemplated hereby.

Section 6.5      Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby.

ARTICLE VII

MISCELLANEOUS

Section 7.1      Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 7.2      Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

Securities Exchange Agreement

(a)	If to the Note Holder:	Panther Bridge LLC
Attn: Gregory McCabe, Jr., Manager
500 W. Texas Ave., Suite 890
Midland, Texas 79701

(b)	If to the Company:	Next Bridge Hydrocarbons, Inc.
Attn: Gregory McCabe, President
500 W. Texas Ave, Suite 890
Midland, TX 79701

	with a copies to:	Robert D. Axelrod
Axelrod & Smith
2425 Fountain View Dr, Suite 255
Houston, Texas 77057

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, 3 business days after dispatch.

Section 7.3      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 7.4      Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 7.5      Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 7.6      Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Midland County, Texas.

Section 7.7      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Securities Exchange Agreement

Section 7.8      Costs and Expenses. Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 7.9      Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 7.10      No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person or any entity that is not a party to this Agreement.

Section 7.11      Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 7.12      Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

Section 7.13      Attorney Review - Construction. In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 7.14      Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

Securities Exchange Agreement

       IN WITNESS WHEREOF, the undersigned have executed this Securities Exchange Agreement to become effective as of the date first set forth above.

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Gregory McCabe
Gregory McCabe, President

Panther Bridge LLC

By:	/s/ Gregory McCabe, Jr.
Gregory McCabe, Jr., Manager

Securities Exchange Agreement